Exhibit (2)(n) to Form N-2






                      CONSENT OF INDEPENDENT ACCOUNTANTS





To the Partners of
BMO Partners Fund, L.P.



We consent to the reference to our firm under the caption "DESCRIPTION OF UNITS -- Reports" in the Registration Statement on Form N-2 and to the inclusion of our reports dated February 15, 2000 and January 13, 1999, with respect to the financial statements of BMO Partners Fund, L.P. for the years ended December 31, 1999 and 1998, respectively.



New York, New York             REMINICK, AARONS & COMPANY, LLP
May 8, 2000